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                                                                    EXHIBIT 23.6

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 9, 1997, accompanying the financial statements and schedules of Dexol Industries, Inc. contained in the Amendment No. 1 to Form S-4 Registration Statement and Prospectus (File No. 333-65113). We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                                        --------------------------------------
                                        Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
October 21, 1998